UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018

ALTIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Clopper Road, Suite 201S Gaithersburg, Maryland		20878
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (240) 654-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2018, Elizabeth Czerepak resigned from her position as Chief Financial Officer and Executive Vice President of Corporate Development of Altimmune, Inc. (the “Company”) in order to pursue other opportunities. In such capacity, Ms. Czerepak had performed the functions of the Company’s principal financial officer and principal accounting officer.

The Company has commenced a search for Ms. Czerepak’s replacement as principal financial officer and principal accounting officer.

The Company has appointed Will Brown, 36, as Acting Chief Financial Officer and Principal Accounting Officer. Mr. Brown will serve as the Company’s principal financial officer and principal accounting officer until the appointment of his successor. Mr. Brown has been engaged by the Company as an independent consultant since February 2018. Since October 2016, Mr. Brown has been a consultant to several private and public companies in a variety of accounting and tax matters both independently and as the managing partner of Redmont CPAs. Prior to his current roles, he was an audit manager at PwC in both Montgomery, Alabama (from June 2012 through July 2013) and Denver, Colorado (from November 2014 through September 2016). From August 2013 through October 2014, Mr. Brown was the Water Heater Division Controller at Rheem Manufacturing, a private company located in Montgomery, Alabama. Mr. Brown is a CPA licensed in Colorado and Alabama. He has a Bachelor of Science and a Master of Business Administration from Auburn University at Montgomery.

In his new role, Mr. Brown will receive cash compensation of $27,000 per month with a stipend of $1,000 per month for expense reimbursement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIMMUNE, INC.

By:	/s/ William Enright
Name: William Enright
Title: President and Chief Executive Officer

Dated May 10, 2018